UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2015

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 13, 2015, RPX Corporation (the “Company”), and National Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Company (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inventus Solutions, Inc., a Delaware corporation (the “Target”), and Inventus Intermediate, LLC, a Delaware limited liability company, as principal stockholder and as the representative of Target’s stockholders and holders of vested options to purchase shares of Target capital stock (the “Sellers”), pursuant to which, among other things, the Merger Sub will merge with and into Target (the “Merger”), with Target surviving as a wholly owned subsidiary of Company, the issued and outstanding shares of Target capital stock and options to purchase Target capital stock will be cancelled and the indebtedness of Target will be repaid. Company will pay aggregate consideration of $232 million in cash at the closing of the Merger, subject to customary adjustments for Target’s cash and working capital. The stockholders of Target entitled to vote on the Merger have unanimously adopted the Merger Agreement and approved the Merger.
The transaction is subject to customary conditions that are to be met or waived at or prior to the closing, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. The Merger Agreement contains customary representations, warranties and covenants for transactions of this type. Pursuant to the Merger Agreement, the Company and Sellers have agreed to indemnify the other party for any breach of such party’s representations, warranties and covenants contained in the Merger Agreement, subject to varying survival periods and applicable negotiated caps, claims procedures and other limitations.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which the Company intends to file with the Securities and Exchange Commission at a later date in accordance with applicable rules and regulations.
On December 15, 2015, the Company issued a press release announcing the Transaction, the full text of which, including important disclaimers about forward-looking statements, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by RPX Corporation dated December 15, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: December 15, 2015